CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report dated July 16, 2004, in this Post-effective Amendment No. 6 to the Registration Statement for Bragg Capital Trust (SEC File Nos. 811-21073 and 333-85850) and to all references to our firm included in or made a part of this Amendment.




   /s/Cohen McCurdy, Ltd
   Westlake, Ohio
   January 7, 2005